UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 19, 2009, Olin Corporation (the “Company”) issued $150,000,000 aggregate principal amount of 8.875% Senior Notes due 2019 (the “Notes”) pursuant to an Indenture, dated as of August 19, 2009, as supplemented by a First Supplemental Indenture dated as of August 19, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”), under the Registration Statement on Form S-3ASR (Registration No. 333-156082) which became effective December 12, 2008. On August 13, 2009, the Company filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(3) under the Act, its preliminary Prospectus Supplement, dated August 13, 2009, pertaining to the public offering and sale of the Notes. On August 17, 2009, the Company filed with the Commission, pursuant to Rule 424(b)(5) of the Act, its final Prospectus Supplement, dated August 14, 2009, pertaining to the public offering and sale of the Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Indenture dated as of August 19, 2009, between Olin Corporation and The Bank of New York Mellon Trust Company.

4.2	First Supplemental Indenture dated as of August 19, 2009, between Olin Corporation and The Bank of New York Mellon Trust Company.

4.3	Form of 8.875% Senior Note due 2019.

5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the Notes.

23.1	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Vice President, General Counsel and Secretary

Date: August 19, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture dated as of August 19, 2009, between Olin Corporation and The Bank of New York Mellon Trust Company.

4.2	First Supplemental Indenture dated as of August 19, 2009, between Olin Corporation and The Bank of New York Mellon Trust Company.

4.3	Form of 8.875% Senior Note due 2019.

5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the Notes.

23.1	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).